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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-68508, 333-44100-01 and 333-153490) and on Form S-8 (File Nos. 333-33999, 333-34001, 333-48476, 333-54692, 333-62496, 333-69323, 333-74397, 333-75037, 333-75713, 333-80391, 333-90345, 333-93261, 333-95595, 333-107488, 333-107489, 333-113943, 333-148096 and 333-153490) of our reports dated November 16, 2009 relating to (i) the consolidated financial statements and financial statement schedule of Tyco International Ltd. and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes explanatory paragraphs noting that: (a) effective September 29, 2007 the Company adopted new accounting guidance on the accounting for uncertain income tax positions, (b) the Company changed the depreciation method and estimated useful life used to account for pooled subscriber system assets and related deferred revenue from the straight-line method with lives ranging from 10 to 14 years to an accelerated method with lives up to 15 years effective as of the beginning of the fiscal third quarter of 2007, and (c) the Company adopted the new accounting guidance for the recognition and related disclosure provisions for employers' accounting for defined benefit pension and other postretirement plans effective September 29, 2007 and the related guidance on the measurement date provision effective September 27, 2008) and (ii) the effectiveness of the Company's internal control over financial reporting (which report expresses an unqualified opinion) appearing in this Annual Report on Form 10-K of Tyco International Ltd. and subsidiaries for the fiscal year ended September 25, 2009.

/s/ DELOITTE & TOUCHE LLP

New York, New York
November 16, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM